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                                                                    Exhibit 3.43

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SPC ACQUISITION CORP.

      FIRST: The name of the corporation is:

                              SPC ACQUISITION CORP.

      SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is Two Million Four Hundred Thousand (2,400,000), consisting solely of:

      Two Million (2,000,000) shares of Class A Voting Common Stock, $0.01 par value per share (the "Class A Common Stock"); and

      Four Hundred Thousand (400,000) shares of Class B Non-Voting Common Stock, $0.01 par value per share (the "Class B Common Stock").

            As used in this Article Fourth, "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

            The following is a statement of the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, in respect of each class of capital stock of the corporation:

      1.    Dividend and Other Rights of Common Stock.

      (a) Ratable Treatment. Except as specifically otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock.

      (b) Dividends. The holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common
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Stock, and, upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, to share ratably in the assets of the corporation available for distribution to the holders of Common Stock.

      2.    Voting Rights of Common Stock.

      (a) Class A Common Stock. Except as otherwise provided by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the corporation for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder.

      (b) Class B Common Stock. Except as otherwise provided by law, the holders of Class B Common Stock shall have no right to vote on any matter submitted to stockholders of the corporation for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

      3.    Mandatory Conversion of Class B Stock.

      (a) Conversion Event. Each share of Class B Common Stock then outstanding shall be converted automatically into one share of Class A Common Stock upon the closing of an initial public offering of Class A Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      (b) Conversion Procedure. The corporation will give each holder of record of shares of Class B Common Stock written notice in advance of, or promptly after, any such conversion, to the address of such holder appearing in the corporation's stock records. On the conversion date, all rights with respect to the Class B Common Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class A Common Stock into which such Class B Common Stock has been converted. Certificates surrendered for conversion shall be duly endorsed or assigned in blank, with signatures guaranteed if reasonably requested by the corporation, and accompanied by instructions stating the name or names (with addresses) and denominations in which the certificate or certificates for the Class A Common Stock will be issued, and instructions for delivery thereof. All certificates evidencing shares of Class B Common Stock which are converted into shares of Class A Common Stock in accordance with the provisions hereof shall, from and after the date of such conversion, be deemed to have been retired and canceled and the shares of Class B Common Stock represented thereby converted into Class A Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates prior to or after such date. Promptly after the date of such conversion and the surrender of the certificate or certificates for Class B Common Stock, the corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof.

      (c) Reservation of Shares. The corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury

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shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock as provided in this Section, such number of shares of Class A Common Stock as are then issuable upon conversion of all then outstanding shares of Class B Common Stock into shares of Class A Common Stock. Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized or treasury shares of Class A Common Stock available for issuance upon conversion of Class B Common Stock, the corporation will take all action necessary to propose and recommend to the stockholders of the corporation that this Certificate of Incorporation be amended to authorize additional shares in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including the diligent solicitation of votes and proxies to vote in favor of such an amendment. All shares of Class A Common Stock which are issuable upon conversion hereunder will, when issued, be duly and validly issued, fully paid and nonassessable.

      (d) Taxes and Costs. The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock will be made without charge to any original holder of any shares of Class B Common Stock for any issuance tax in respect thereof, or other cost incurred by the corporation in connection with such conversion and the related issuance of Class A Common Stock, provided that the corporation will not be required to pay any such taxes or costs which may be payable in respect of any such conversion by any other person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered holder of the shares converted.

      FIFTH: The name and mailing address of the sole incorporator is as follows:

                 NAME                                MAILING ADDRESS

           Steven M. Taibl, Esq.                  c/o Bingham Dana LLP
                                                  150 Federal Street
                                                  Boston, Massachusetts 02110

      SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

      (a)   The election of directors need not be by written ballot.

      (b)   The Board of Directors shall have the power and authority:

            (1) to adopt, amend or repeal by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

            (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including

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                  after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

            (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

      SEVENTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

      THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 27th day of March, 2000.

                                                 /s/ Steven M. Taibl
                                                 ------------------------------
                                                 Steven M. Taibl
                                                 Sole Incorporator

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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SPC ACQUISITION CORP.

      Pursuant to Section 242 of the Delaware General Corporation Law it is hereby certified that:

      1.    The name of the corporation(hereinafter called the "corporation")is

                              SPC Acquisition Corp.

      2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

      "Article First: The name of the Corporation is

                               SpeakerCraft, Inc."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      Signed on April 4, 2000

                                            /s/ James T. Munn
                                            ------------------------------------
                                            Name: James T. Munn
                                            Title: President